Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-40441, 33-55264, 33-84736, 333-1040, 333-31021, 333-82459, 333-66656, 333-105205 and 333-112164), Forms S-3 (File Nos. 33-89660, 333-6545 and 333-71040) and Forms S-4 (File Nos. 333-650, 33-95896 and 333-87554) of Manpower, Inc. of our reports dated February 7, 2003, with respect to the 2002 consolidated financial statements and schedule of Right Management Consultants, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, incorporated by reference in the Current Report on Form 8-K/A dated February 11, 2004 of Manpower, Inc., filed with the Securities and Exchange Commission.  The consolidated financial statements and financial statement schedule of Right Management Consultants, Inc. for the years ended December 31, 2001 and 2000, were audited by auditors who have ceased operations.  Those auditors expressed an unqualified opinion on those statements in their reports dated February 2, 2002, except for an explanatory paragraph describing the change in accounting for revenue recognition on January 1, 2000 pursuant to the provisions of Staff Accounting Bulletin No. 101.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 10, 2004